Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES THIRD QUARTER 2025 RESULTS
CONSHOHOCKEN, Pa. – November 4, 2025 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the third quarter ended September 30, 2025.
Third Quarter Business Highlights
•Signed another new capitated agreement to be the exclusive HME provider for a payor serving approximately 170,000 members, and added infrastructure to support our previously announced capitated partnership with a major national healthcare system.
•Advanced digital patient engagement and expanded self-service capabilities, growing registered myApp users to 271,000, up from 118,000 in the third quarter of 2024.
•Reduced debt by $50.0 million, bringing year-to-date debt reduction to $225.0 million, resulting in a net leverage ratio of 2.68x at quarter end versus the Company’s stated net leverage target of 2.50x.
Third Quarter Results

All comparisons are to the quarter ended September 30, 2024 unless otherwise stated.
•Net revenue was $820.3 million compared to $805.9 million, an increase of 1.8%.
•Organic revenue growth of 5.1% was the highest since the first quarter of 2024, driven by solid underlying volume trends across the four reportable segments.
•Net income attributable to AdaptHealth Corp. was $24.5 million compared to net income of $22.9 million.
•Adjusted EBITDA was $170.1 million compared to $164.3 million, an increase of 3.5%.
•Cash flow from operations was $418.6 million year-to-date 2025, an increase from $391.4 million during the comparable period in 2024, and free cash flow was $140.1 million year-to-date 2025, compared to $162.7 million during the comparable period in 2024.

Management Commentary

“Q3 was a milestone quarter for AdaptHealth,” said Suzanne Foster, CEO of AdaptHealth. “We delivered strong financial results that exceeded our expectations, made substantial operational improvements across the organization, and continued building foundational capabilities to drive sustainable growth. The quarter demonstrated both the progress we've made and the significant opportunity ahead.”
Financial Outlook

The Company is maintaining financial guidance for fiscal year 2025, as follows:
•Net revenue of $3.18 billion to $3.26 billion
•Adjusted EBITDA of $642 million to $682 million
•Free cash flow of $170 million to $190 million

Conference Call
Management will host a teleconference today, Tuesday, November 4, 2025, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•800-343-4849 (Domestic) or
•203-518-9848 (International)

When prompted, reference Conference ID: AHCO3Q25
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.3 million patients annually in all 50 states through its network of approximately 640 locations in 47 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the

Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow and organic revenue, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

Organic revenue is defined as all changes in reported net revenue from the comparable period presented, excluding:

•increases in net revenue in the current period from acquisitions attributable to businesses and/or assets AdaptHealth has owned for less than one year based on the month of acquisition; and
•decreases in net revenue from dispositions existing in the prior period from divested product lines, services, and/or businesses for which there is no revenue recognized in the current period.

The change in net revenue from organic revenue is reported as organic revenue as a percentage of prior period total reported net revenue. Management believes organic revenue is meaningful to investors as it provides appropriate visibility into how AdaptHealth changes organically—that is, within its existing operations using its own resources.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$80,357	$109,747
Accounts receivable	380,319	408,019
Inventory	149,092	139,842
Prepaid and other current assets	115,056	45,432
Assets held for sale	—	52,748
Total current assets	724,824	755,788
Equipment and other fixed assets, net	488,417	474,556
Operating lease right-of-use assets	102,061	105,999
Finance lease right-of-use assets	38,086	37,801
Goodwill	2,653,401	2,675,166
Identifiable intangible assets, net	90,092	105,548
Deferred income taxes, net	267,920	314,505
Other assets	18,722	17,584
Total Assets	$4,383,523	$4,486,947
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$521,699	$437,985
Current portion of long-term debt	16,250	16,250
Current portion of operating lease obligations	28,550	29,945
Current portion of finance lease obligations	15,336	14,315
Contract liabilities	59,853	34,944
Other liabilities	29,008	26,505
Liabilities held for sale	—	7,043
Total current liabilities	670,696	566,987
Long-term debt, less current portion	1,743,930	1,964,921
Operating lease obligations, less current portion	77,216	80,275
Finance lease obligations, less current portion	22,657	24,630
Other long-term liabilities	244,173	272,016
Total Liabilities	2,758,672	2,908,829
Total Stockholders' Equity	1,624,851	1,578,118
Total Liabilities and Stockholders' Equity	$4,383,523	$4,486,947

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 30,		September 30,
	2025	2024	2025	2024
Net revenue	$820,314	$805,858	$2,398,568	$2,404,330
Costs and expenses:
Cost of net revenue	658,372	643,795	1,961,530	1,915,447
General and administrative expenses	90,111	87,313	274,401	275,717
Depreciation and amortization, excluding patient equipment depreciation	10,101	11,263	30,710	34,023
Goodwill impairment	—	—	—	13,078
Total costs and expenses	758,584	742,371	2,266,641	2,238,265
Gain on sale of businesses	—	—	(32,225)	—
Operating income	61,730	63,487	164,152	166,065
Interest expense, net	25,380	31,429	81,312	96,939
Loss on extinguishment of debt	—	2,273	—	2,273
Change in fair value of warrant liability	—	(2,243)	—	(1,800)
Other loss	—	—	—	3,345
Income before income taxes	36,350	32,028	82,840	65,308
Income tax expense	10,600	8,073	47,341	21,931
Net income	25,750	23,955	35,499	43,377
Income attributable to noncontrolling interest	1,241	1,096	3,523	3,217
Net income attributable to AdaptHealth Corp.	$24,509	$22,859	$31,976	$40,160

Weighted average common shares outstanding - basic	135,345	134,303	135,048	133,481
Weighted average common shares outstanding - diluted	137,211	136,530	137,102	135,441

Basic net income per share	$0.17	$0.16	$0.22	$0.28
Diluted net income per share	$0.16	$0.15	$0.21	$0.27

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$35,499	$43,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	284,421	274,797
Goodwill impairment	—	13,078
Equity-based compensation	16,738	10,614
Change in fair value of warrant liability	—	(1,800)
Reduction in the carrying amount of operating lease right-of-use assets	22,946	24,902
Reduction in the carrying amount of finance lease right-of-use assets	10,942	7,927
Deferred income tax expenses	47,167	18,664
Change in fair value of interest rate swaps, net of reclassification adjustment	—	(367)
Amortization of deferred financing costs	4,437	4,247
Loss on extinguishment of debt	—	2,273
Payment of contingent consideration from an acquisition	—	(1,850)
Gain on sale of businesses	(32,225)	—
Other	3,000	569
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	22,142	(12,305)
Inventory	(9,749)	(21,474)
Prepaid and other assets	(75,059)	23,656
Operating lease obligations	(23,474)	(25,212)
Operating liabilities	111,802	30,328
Net cash provided by operating activities	418,587	391,424
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(278,492)	(228,719)
Payments for business acquisitions, net of cash acquired	(18,561)	—
Proceeds from the sale of businesses, net of cash disposed	117,175	—
Proceeds from the sale of assets	—	5,316
Receipt of contingent consideration from the sale of assets	1,156	—
Net cash used in investing activities	(178,722)	(223,403)
Cash flows from financing activities:
Repayments on long-term debt and lines of credit	(225,000)	(373,477)
Proceeds from borrowings on lines of credit	—	253,477
Repayments of finance lease obligations	(12,179)	(8,261)
Proceeds from the exercise of stock options	—	742
Proceeds received in connection with employee stock purchase plan	1,210	999
Payments relating to the Tax Receivable Agreement	(25,045)	(1,432)
Payments of debt financing costs	—	(6,429)
Distributions to noncontrolling interests	(5,426)	(3,500)
Payments for tax withholdings from vesting of restricted stock units	(2,604)	(1,794)
Payments of contingent consideration and deferred purchase price from acquisitions	(211)	(5,298)
Net cash used in financing activities	(269,255)	(144,973)
Net (decrease) increase in cash	(29,390)	23,048

ADAPTHEALTH CORP.

Cash at beginning of period	109,747	77,132
Cash at end of period	$80,357	$100,180

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three and nine months ended September 30, 2025 and 2024.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, change in fair value of the warrant liability, goodwill impairment, loss on extinguishment of debt, litigation settlement expense, gain on sale of businesses, and certain other non-recurring items of expense or income.

AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025		2024
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income attributable to AdaptHealth Corp.	$24,509	3.0%	$22,859	2.8%
Income attributable to noncontrolling interest	1,241	0.2%	1,096	0.1%
Interest expense, net	25,380	3.1%	31,429	3.9%
Income tax expense	10,600	1.3%	8,073	1.0%
Depreciation and amortization, including patient equipment depreciation	97,716	11.9%	90,759	11.3%
EBITDA	159,446	19.5%	154,216	19.1%
Equity-based compensation expense (a)	5,311	0.6%	863	0.1%
Change in fair value of warrant liability (b)	—	—%	(2,243)	(0.3)%
Loss on extinguishment of debt (c)	—	—%	2,273	0.3%
Other non-recurring expenses, net (d)	5,299	0.6%	9,148	1.2%
Adjusted EBITDA	$170,056	20.7%	$164,257	20.4%
Adjusted EBITDA Margin		20.7%		20.4%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents a non-cash gain for the change in the estimated fair value of the warrant liability. These warrants expired on November 8, 2024.
(c)	Represents lender fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(d)
The 2025 period consists of $1.7 million of consulting expenses associated with a reorganization project, $1.2 million write-off of assets, $0.6 million of consulting expenses associated with asset dispositions, and $1.8 million of other non-recurring expenses. The 2024 period consists of $3.3 million of severance charges (primarily related to the separation of the Company's former President), $2.8 million of consulting expenses associated with systems implementation activities, $2.0 million of consulting expenses associated with asset dispositions, $0.5 million of expenses associated with litigation, and a $1.1 million write-down of assets, partially offset by $0.6 million of other net non-recurring income.

The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended September 30,
	2025		2024
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income attributable to AdaptHealth Corp.	$31,976	1.3%	$40,160	1.7%
Income attributable to noncontrolling interest	3,523	0.1%	3,217	0.1%
Interest expense, net	81,312	3.5%	96,939	4.0%
Income tax expense	47,341	2.0%	21,931	0.9%
Depreciation and amortization, including patient equipment depreciation	284,421	11.8%	274,797	11.5%
EBITDA	448,573	18.7%	437,044	18.2%
Equity-based compensation expense (a)	16,738	0.7%	10,614	0.4%
Change in fair value of warrant liability (b)	—	—%	(1,800)	(0.1)%
Goodwill impairment (c)	—	—%	13,078	0.5%
Loss on extinguishment of debt (d)	—	—%	2,273	0.1%
Litigation settlement expense (e)	—	—%	3,345	0.1%
Gain on sale of businesses (f)	(32,225)	(1.3)%	—	—%
Other non-recurring expenses, net (g)	20,452	0.8%	23,503	1.1%
Adjusted EBITDA	$453,538	18.9%	$488,057	20.3%
Adjusted EBITDA Margin		18.9%		20.3%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents a non-cash gain for the change in the estimated fair value of the warrant liability. These warrants expired on November 8, 2024.
(c)	Represents non-cash goodwill impairment charges relating to an immaterial business disposal during 2024.
(d)	Represents lender fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(e)
Represents a $2.4 million charge for the change in fair value of shares of Common Stock of the Company that were issued in July 2024 following final court approval of a previously disclosed securities settlement, as well as an expense of $0.9 million to settle a shareholder derivative complaint.

(f)	Represents pre-tax gains associated with the dispositions of two businesses within the Company's Wellness at Home segment.
(g)
The 2025 period consists of $9.8 million of consulting expenses associated with asset dispositions (of which $5.1 million relates to contingent success fees from the sales of businesses), $2.3 million of consulting expenses associated with systems implementation activities, $1.7 million of consulting expenses associated with a reorganization project, $1.4 million of transaction costs associated with acquisitions, $1.2 million write-off of assets, and $4.1 million of other non-recurring expenses. The 2024 period consists of $9.7 million of consulting expenses associated with systems implementation activities, $3.3 million of severance charges (primarily related to the separation of the Company's former President), $3.3 million of expenses associated with litigation, $2.9 million of consulting expenses associated with asset dispositions, $2.7 million write-down of assets, and $1.6 million of other non-recurring expenses.

Free Cash Flow
This press release presents AdaptHealth’s free cash flow for the three and nine months ended September 30, 2025 and 2024.
AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.
The following unaudited table reconciles net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$161,066	$144,405	$418,587	$391,424
Purchases of equipment and other fixed assets	(94,242)	(59,556)	(278,492)	(228,719)
Free cash flow	$66,824	$84,849	$140,095	$162,705

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer

Luke Montgomery
Senior Vice President, Investor Relations
IR@adapthealth.com